SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2010

Force Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52494	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 400, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  720-470-1414
___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2010, we entered into a written Employment Agreement (the “Agreement”) with Tim DeHerrera (“DeHerrera”).  Pursuant to the terms and conditions of the Agreement:

•	For a 12-month period commencing as of July 23, 2010, DeHerrera will serve as our President and Chief Executive Officer and as a member of the Board of Directors.

•	During his tenure with us, DeHerrera responsibilities will include the following:

o	Development of Management Strategy and Corporate Vision
o	Review and Development of Business Strategies
o	Organizational and Personnel Development
o	General Review and Development of Corporate Material
o	Corporate and Client Restructuring
o	Review and assisting in preparation of corporate filings

•	DeHerrera will earn an annual salary of $99,500 payable as follows:

o
$2,500 per month for the first three months of employment; $4,000 per month for months for months 4-6 of employment; and $5,000 per month for the final six months of the employment term. If we do not possess the capital to make cash payments to DeHerrera, then the monies owed him shall accrue as insider debt, which DeHerrera will have the option to convert into shares of our common stock at $0.10 per share; and

o
2,500,000 shares of our stock which was payable upon execution of the Agreement.  If the Agreement is terminated by either DeHerrera or us, then DeHerrera shall owe to us an amount of shares equal to 100,000 shares multiplied by the number of months he failed to work for us during that time period from July 23, 2010 to July 22, 2011.

•	The Agreement may be terminated on 30 days notice by either us or DeHerrera.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the Appointment of Principal Officers is incorporated by reference into this Item 5.02.

There are no family relationships between DeHerrera and any of our directors or executive officers.

Aside from the foregoing, DeHerrera has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Mr. DeHerrera was President of Bonfire Productions Inc. from September 2009 until May 2010.  During some of the same period he was President and Chairman of the Intervision Network Corporation from January 2008 until January 2010.   Intervision Network was a technology business in IPTV broadcasting and related live Internet-based multimedia transmission technologies including a global content delivery network. Prior to that, from January 2005, he was President and Chairman of Future Quest Incorporated, a publicly traded oil and gas exploration company.  From May 2006 until December 2007 he was also President of Atlantis Technology Group a technology based company.  Additionally, during the past several years he has been a consultant to several other companies

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Tim DeHerrera dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Energy Corp.

/s/ Tim DeHerrera
Tim DeHerrera
Chief Executive Officer and Director

Date:         August 13, 2010